EXHIBIT 23.2


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in the Form S-8 Registration Statement via the Form 10-SB Registration Statement, of GlobaLock Corporation our report for the period from August 5, 1998 (inception) to October 31, 1998 dated March 15, 1999 and our report for the period from August 5, 1998 (inception) to April 30, 1999 dated June 15, 1999, relating to the financial statements of GlobaLock Corporation which appear in such Form 10-SB.




                                               WEINBERG & COMPANY, P.A.
                                               Certified Public Accountants

Boca Raton, Florida
November 18, 1999